UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2011

DFC Global Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 10, 2011, DFC Global Corp. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 43,880,719 shares of the Company’s common stock were entitled to vote as of September 23, 2011, the record date for the Annual Meeting, of which 39,201,653 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to stockholders at the Annual Meeting.

1. The Company’s stockholders voted to elect Jeffrey A. Weiss and Ronald McLaughlin to serve as class A members of the Company’s Board of Directors for a three-year term expiring on the date of the Company’s 2014 Annual Meeting of Stockholders as follows:

	Votes For	Votes Withheld
Jeffrey Weiss	33,726,108	3,730,944
Ronald McLaughlin	30,661,151	6,795,901

2. The Company’s stockholders, on an advisory basis, voted to approve the compensation paid to the Company’s named executive officers for the Company’s fiscal year ended June 30, 2011, as follows:

Votes For	23,346,863
Votes Against	14,109,704
Abstentions	485
Broker Non-Votes	1,744,601

3. The Company’s stockholders, on an advisory basis, voted to determine the frequency of future advisory votes on executive compensation, as follows:

Every Year	24,233,289
Every 2 Years	5,613
Every 3 Years	13,179,949
Abstentions	38,200
Broker Non-Votes	1,744,602

4. The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended June 30, 2012 was ratified:

Votes For	38,501,942
Votes Against	675,218
Abstentions	24,493
Broker Non-Votes	0

In accordance with the stockholder vote on proposal 3 at the Annual Meeting, the Company has decided to hold an advisory vote on executive compensation annually until the next required vote on the frequency of such votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC Global Corp.

November 16, 2011	By:	/s/ William M. Athas

Name: William M. Athas
Title: Senior Vice President of Finance, Chief Accounting Officer and Corporate Controller